EXHIBIT 10.7

ADDENDUM TO ACQUISITION AGREEMENT DATED DECEMBER 29, 2006 (“ACQUISITION AGREEMENT”) BY AND AMONG MALIBU MINERALS, INC., A NEVADA CORPORATION (“MALIBU”), FLEX FUELS ENERGY LIMITED, A COMPANY FORMED UNDER THE LAWS OF ENGLAND AND WALES (“FLEX FUELS”), CERTAIN SHAREHOLDERS OF FLEX FUELS (“SHAREHOLDERS”) AND GORDON ALAN EWART AND JON PENTON AND SUPPLEMENTARY AGREEMENT (THE “SUPPLEMENTARY AGREEMENT”THERETO DATED OF SAME DATE

This Addendum (the “Addendum”) is made and entered into as of the 29th day of May 2007. Unless otherwise defined herein, capitalized terms used in this Addendum shall have the meaning given to them in the Acquisition Agreement.

WHEREAS, the Acquisition Agreement contemplated a Private Placement of up to 15,061,729 Stock Units (“Initial Amount”) of Malibu at US $0.90 per unit, or such other amounts as agreed to between the Parties in order to achieve the Main Funding of US $11,800,000 required for the Acquisition and US $400,000 in contingency expenses, for a net total after commissions of not less than US $12,200,000;

WHEREAS, Malibu expects to close the Private Placement with the sale of up to 16,605,557 Stock Units resulting in the delivery to Malibu, at closing of the Private Placement, of up to $15,000,000 (estimated to be $14,922,854) in gross proceeds, greater than contemplated at the time of execution of the Acquisition Agreement (“Increase in Main Funding”); and

WHEREAS, the Parties, wish to allocate US $350,000 of the proceeds to an Investor Relations program (“IR Program”), to commence as soon as practicable but within one month of Completion.

NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the Parties hereto mutually agree as follows:

1. Main Funding Amount. The Parties agree that the amount of the Main Funding shall be US up to $15,000,000 (estimated to be $14,922,854) consisting of up to 16,666,667 Stock Units (estimated to be 16,580,949 Stock Units), such that US $11,800,000 shall be disbursed per Malibu’s directions directly to Flex Fuels, with the remaining net proceeds to be disbursed to Malibu per Malibu’s directions;

2. The Parties agree that Flex Fuels has satisfied its delivery obligations of the Company Financial Statements pursuant to Section 8.1.8 of the Acquisition Agreement;

3. (a)  The Parties mutually agree that Section 8.1.9 of the Acquisition Agreement is hereby amended and replaced in its entirety with the following section:

“the delivery of the Voting Trust Agreements entered into by the shareholders of the Purchaser holding in aggregate at least 11.5% of the issued and outstanding Stock Units on the Completion Date (the “11.5% Shareholders”), a form of which is annexed hereto as Exhibit I; such that the Purchaser will arrange for the 11.5% Shareholders to enter into a Voting Trust Agreement with SRFF giving the Purchaser Majority Directors, the right to vote the Stock Units held by the 11.5% Shareholders during the 12 month period from the Completion Date in favor of any resolution presented to all of the shareholders of Malibu in accordance with the directions of the Purchaser Majority Directors.”

(b) The Parties agree that the Voting Trust Agreements have been entered into and delivered to Flex Fuels pursuant to Section 8.1.9 of the Acquisition Agreement, as amended by Section 3(a) of this Addendum, such that the 11.5% Shareholders shall deliver the certificates underlying the Voting Trust Agreements to SRFF within 20 calendar days of the Completion Date;

4. (a)  The Parties mutually agree that Section 8.1.10 of the Acquisition Agreement is hereby amended and replaced in its entirety with the following section:

“the delivery by the Purchaser of the Lock-up Agreements entered into by the 11.5% Shareholders, a form of which is annexed hereto as Exhibit II.”

(b) The Parties agree that Malibu has delivered the Lock-up Agreements have to Flex Fuels pursuant to Section 8.1.10 of the Acquisition Agreement, as amended by Section 4(a) of this Addendum;

5. The Parties agree that the requirement for the Business Transfer Agreement and the requirement for the delivery of a duly executed Business Transfer Agreement in 8.6.3 of the Acquisition Agreement are waived and that Completion is not conditional on delivery of the Business Transfer Agreement;

6. (a)  The Parties mutually agree that Section 8.6.2 of the Acquisition Agreement is hereby amended and replaced in its entirety with the following section:

“produce to the Shareholders a certified copy of the resolution of the board of the Purchaser authorizing the allotment and issue of the Consideration Shares to the Shareholders and appointing Gordon Alan Ewart and Paul Gothard as directors of the Purchaser; and”

(b) The Parties agree that Malibu has delivered a copy of the unanimous written consent of its Board of Directors appointing Gordon Alan Ewart and Paul Gothard as members of the Board of Directors of Malibu effective as of the Completion Date;

7. The Parties agree that as a result of the Increase in Main Funding, the number of issued and outstanding shares of Malibu’s common stock, $0.001 par value per share (the “Common Stock”) immediately prior to Completion shall be approximately 39,622,953; thereby pursuant to Section 3.3 of the Acquisition Agreement, the amount of Consideration Shares shall, immediately after Completion represent 38.55% of all of the issued and outstanding shares of Malibu’s Common Stock;

8. The Parties agree that Malibu has delivered to Flex Fuels in a reasonable manner a confirmation that the Common Stock has been approved for listing on the Principal Market (no further comments on Form 211 application), thereby satisfying Section 8.1.11 of the Acquisition Agreement;

9. Malibu acknowledges that contrary to the requirements set forth in Section 4.3 of the Acquisition Agreement, the Malibu Representative (or his alternate) has not been an attendee of the monthly board meetings of the board of directors of Flex Fuels as required under Section 4.3, and Malibu hereby waives this requirement and the condition of the presence of the Malibu Representative (or his alternate) during said meetings for purposes of achieving a quorum during said meetings of the board of directors of Flex Fuels;

10. Malibu hereby agrees that the management agreements, set forth as #3-7, which are to be effective upon Completion, are to be entered into with Flex Fuels instead of Malibu, such that Gordon Alan Ewart, Jon Penton, Iestyn Morgan, Mark Ian Paulson and Paul Gothard shall serve as officers and/or directors of the Company and will be compensated by Flex Fuels for the provision of their services in their authorized capacities to Malibu pursuant to the agreements entered into with Flex Fuels;

11. Annexed hereto as Exhibit A is a signed copy of the final Disclosure Letter delivered by the Company, the Shareholders, Gordon Alan Ewart and Jon Penton to Malibu;

12. Annexed hereto as Exhibit B is a signed copy of the final Disclosure Letter delivered by Malibu to the Company, the Shareholders, Gordon Alan Ewart and Jon Penton;

13. The Parties mutually agree that Section 10 of the Acquisition Agreement is hereby amended and replaced in its entirety with the following section:

“Not withstanding the provisions of 8.1.9 of the Acquisition Agreement as amended, as amended by Section 3(a) of the Addendum, dated as of the Completion Date entered into by the Parties, on Completion and for a twenty four month period thereafter, each of the Shareholders and each of the Remaining Shareholders agree to exercise all votes exercisable by each of them as a director and/or shareholder of the Purchaser in the respect only of, at any time, any nomination, appointment and removal of up to two directors of the board of directors of the Purchaser at one time in accordance with the directions of the 25% Shareholders (the “Request”), unless otherwise required by the applicable SEC laws and regulations, the Purchaser’s state of incorporation’s laws, or the Principal Market rules or regulations. The “25% Shareholders” shall mean the shareholders of the Purchaser existing immediately prior to Completion (excluding the Shareholders and the Remaining Shareholders) holding in the aggregate not less than 25% of the total issued share capital of the Purchaser immediately after Completion and at the time of such Request.”

14. The Parties agree that Completion shall take place on the date of the execution of this Agreement and hereby mutually waive the requirements of Section 8.2 of the Acquisition Agreement;

15. The Parties agree that the Definition of “JTC Trustee Ltd.” Set forth in Section 1.1 of the Acquisition Agreement shall be amended and replaced in its entirety with the following definition:

  “JTC Trustee Ltd” Means JTC TRUSTEES LIMITED AS TRUSTEE OF THE LOGO INVESTMENT TRUST having its main office at the Jersey Trust Company, PO Box 1075, Elizabeth House, 9 Castle Street, St. Helier, Jersey, JE4 2QP, Channel Islands.

16. Allocation of Proceeds to IR Program:

a) The Parties agree that US $350,000 of the proceeds from the Private Placement shall be allocated to and utilized for the IR Program (the “Allocation”) that shall commence as soon as practicable but within one month of Completion;

b) The Parties agree that the IR Program shall be directed by Thomas Barr, a member of the board of directors, and a non-executive officer, of Malibu, or any other member of the board of directors of Malibu as appointed by the 25% Shareholders pursuant to Section 10 of the Acquisition Agreement, as amended by Section 13 of this Addendum, or otherwise designated in writing by the 25% Shareholders; and

c) The Parties agree that the Allocation may only be varied with the consent of the director in (b) above, or as otherwise agreed to in writing by the 25% Shareholders.

Effect of Addendum. Except as otherwise provided herein, all of the terms and conditions of the Acquisition Agreement shall continue with full force and effect. In the event of any conflict between the terms of this Addendum and the terms of the Acquisition Agreement, the terms of this Addendum shall control.

IN WITNESS WHEREOF, this Addendum has been executed by the Parties as of the date first above written:

[Remainder of Page Left Intentionally Blank]

MALIBU MINERALS, INC.

By: /s/ Thomas Barr

Name: Thomas Barr
Title: Vice President Of Alternative Fuel Operations and Director (Authorized Signatory)

FLEX FUELS ENERGY LIMITED

By: /s/ Gordon Alan Ewart

Name: Gordon Alan Ewart
Title: President

SHAREHOLDERS

/s/ Iestyn Morgan

Iestyn Morgan

/s/ Mark Ian Paulson

Mark Ian Paulson

OTHERS

/s/ Gordon Alan Ewart

 Gordon Alan Ewart

/s/ Jon Penton

Jon Penton

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR SUPPLEMENTAL AGREEMENT’S SIGNATORIES FOLLOW]

7

[SIGNATURE PAGE OF SUPPLEMENTAL AGREEMENT’S SIGNATORIES
TO ADDENDUM TO ACQUISITION AGREEMENT]

Name: __________________________
Signature of Authorized Signatory (if applicable): __________________________
Name of Authorized Signatory: _________________________
Title of Authorized Signatory: __________________________

Name: __________________________
Signature of Authorized Signatory (if applicable): __________________________
Name of Authorized Signatory: _________________________
Title of Authorized Signatory: __________________________

EXHIBIT A

FLEX FUELS DISCLOSURE LETTER

EXHIBIT B

MALIBU MINERALS DISCLOSURE LETTER